Exhibit 99.1

News Release

ascena retail group, Inc. reports

FIRST quarter 2013 results

– GAAP EPS $0.27; ADJUSTED EPS INCREASES 18% TO $0.39 –

– COMPANY REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE –

SUFFERN, NY – December 5, 2012 – Ascena Retail Group, Inc. (NASDAQ – ASNA) today reported financial results for its fiscal first quarter ended October 27, 2012.

Ascena’s financial results for its fiscal first quarter ended October 27, 2012 reflect its acquisition of Charming Shoppes, Inc. (“Charming”) on June 14, 2012 (the “Charming Acquisition”). In connection with the Charming Acquisition, the Company has incurred certain non-recurring purchase accounting costs and certain other acquisition-related integration and restructuring costs during its first quarter of Fiscal 2013. In addition, the first quarter of Fiscal 2012 also included certain non-recurring costs. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for the first quarter of Fiscal 2013, which exclude the effect of such acquisition-related costs and Fiscal 2012, have been presented to supplement the reported results for each period. Reference should be made to Note 2 to the unaudited consolidated financial statements included elsewhere in this release for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

Fiscal First Quarter Results

On a reported basis, income from continuing operations for the first quarter of Fiscal 2013 was $46.2 million, representing a decrease to the year-ago quarter’s income from continuing operations of $47.5 million. Earnings per share from continuing operations for the first quarter of Fiscal 2013 decreased to $0.29 per diluted share, compared to $0.30 of earnings per diluted share from continuing operations for the first quarter of Fiscal 2012. Including the discontinued operations of the newly acquired Fashion Bug and Figi’s businesses, which are intended to be disposed of, net income for the first quarter of Fiscal 2013 was $43.1 million and earnings per diluted share were $0.27.

On an adjusted basis, income from continuing operations for the first quarter of Fiscal 2013 was $62.8 million, representing an increase to the year-ago quarter’s income from continuing operations of $51.7 million. Adjusted earnings per share from continuing operations for the first quarter of Fiscal 2013 increased to $0.39 per diluted share, compared to $0.33 of earnings per diluted share for the first quarter of Fiscal 2012.

Net sales for the first quarter of Fiscal 2013 increased 48% to $1.138 billion, compared to $768 million for last year’s first quarter on a reported basis. Such increase was largely driven by the inclusion of sales from the newly acquired Lane Bryant and Catherines businesses, along with a 9% increase in sales from the Company’s legacy family of brands. Consolidated comparable store sales, which include stores open for at least one year but do not include e-commerce sales results, increased by 1% for the period, led by Justice and Catherines each at 4%. E-commerce sales increased by 156% to $83 million on a consolidated basis, and 42% on a comparable basis. On a combined basis, comparable store and e-commerce sales increased by 4%. The Company’s comparable store and e-commerce sales data for the first fiscal quarter is summarized below:

First Quarter Sales (Unaudited)
		Net Sales (millions)
	Comparable Store Sales	October 27, 2012	October 29, 2011
Justice	4%	$358.3	$320.0
Lane Bryant*	(4)%	229.8	—
maurices	3%	224.6	202.9
dressbarn	1%	252.0	245.4
Catherines*	4%	72.8	—
Total Company	1%	$1,137.5	$768.3
E-commerce comparable sales	42%
Combined store and
e-commerce comparable sales	4%

*Comparable store sales for Lane Bryant and Catherines include sales for all stores that were open in both that period and the comparative period in the prior year.

On a reported basis, gross margin for the first quarter of Fiscal 2013 increased to $655.6 million, or 57.6% of sales, compared to $439.8 million, or 57.2% of sales last year. Gross margin on a reported basis for Fiscal 2013 includes an approximate $20 million non-recurring purchase accounting cost resulting from adjusting the acquired inventory of Charming to fair value as of the date of the acquisition. On an adjusted basis, excluding such cost, gross margin for the first quarter of Fiscal 2013 was $675.5 million, or 59.4% of sales. The gross margin improvement of 220 basis points on an adjusted basis was primarily due to stronger margin performance at maurices, Lane Bryant, dressbarn and Catherines, whereas Justice reported lower margins due to increased promotional activity.

On a reported basis, buying, distribution and occupancy (“BD&O”) costs for the first quarter of Fiscal 2013 were $205.8 million, or 18.1% of sales, compared to $126.3 million, or 16.4% of sales last year. The 170 basis point increase was primarily due to a change in store location mix, as Lane Bryant’s higher mall-based mix of stores has higher store occupancy costs as a percentage of sales.

On a reported basis, selling, general and administrative (“SG&A”) expenses for the first quarter of Fiscal 2013 were $339.3 million, or 29.8% of sales, compared to $212.9 million, or 27.7% of sales last year. The 210 basis point increase is largely due to the current, overlapping corporate overhead structure relating to the Charming Acquisition, which is expected to be significantly scaled back over the next couple of years.

On a reported basis, operating income for the first quarter of Fiscal 2013 decreased to $72.9 million, or 6.4% of sales, compared to $76.5 million, or 10.0% of sales last year. However, on an adjusted basis, operating income for Fiscal 2013 increased to $99.2 million, or 8.7% of sales. The decrease in operating income as a percent of sales on an adjusted basis was due largely to the initial increase in SG&A associated with the Charming Acquisition.

Fiscal First Quarter Balance Sheet Highlights

The Company ended the first quarter of Fiscal 2013 with cash and investments of $136.9 million and total debt of $304.7 million, compared to $168.9 million of cash and investments and $326.6 million of debt at the end of Fiscal 2012.

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Commentary

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We are pleased to have begun the fiscal year with a strong quarter. We exceeded our financial and operational plan and made good progress with respect to the integration of our most recent strategic acquisition. We remain confident that the Lane Bryant and Catherines brands will become important value drivers for our shareholders over the long-term.”

Mr. Jaffe continued, “While we remain generally optimistic, the bulk of the Holiday retail season remains in front of us. Also during the upcoming weeks, we look forward to additional clarity regarding the current fiscal and macroeconomic uncertainty that could affect consumers in the coming year. At present, we remain comfortable with our previously issued guidance for the full year and look forward to updating our view of the business following the holiday season.”

Mr. Jaffe concluded, “We are confident that we have positioned our business well and that our unique combination of fashion and value will continue to resonate with a wide range of consumers. Over the coming quarters, we are excited to make steady progress on a variety of initiatives to fully integrate our brands, streamline their common infrastructure, and develop operational and financial synergies.”

Reaffirms Fiscal July 2013 Earnings Guidance

The Company reaffirms guidance for adjusted earnings per diluted share from continuing operations for the fiscal year ending July 2013 in the range of $1.45 to $1.55, excluding one-time, acquisition-related integration, restructuring and purchase accounting costs that may be incurred related to the Charming Acquisition. This estimate is based upon various assumptions, including a mid-single digit increase in consolidated comparable store sales. The Company plans to open approximately 180 to 200 stores and close 100 to 120 stores, ending the fiscal year with approximately 3,900 Justice, Lane Bryant, maurices, dressbarn and Catherines stores in operation and achieving approximately $5 billion in net sales.

Conference Call Information

The Company will conduct a conference call today, December 5, 2012, at 4:30 PM Eastern Time to review its first quarter Fiscal 2013 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 786-2960 prior to the start time, the passcode is 56524226. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until January 5, 2013 by dialing (617) 801-6888, the passcode is 92576667.

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women and tween girls, under the Justice, Lane Bryant, maurices, dressbarn and Catherines brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,800 stores throughout the United States, Puerto Rico and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.charmingshoppes.com, www.shopjustice.com, www.lanebryant.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.cacique.com, www.figis.com and www.figisgallery.com.

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Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K for the year ended July 28, 2012.

CONTACT:        Ascena Retail Group, Inc.

Investor Relations

(845) 369-4600

ICR, Inc.

James Palczynski

Senior Managing Director

(203) 682-8229

jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	First Quarter Ended
	October 27, 2012	% of Net Sales	October 29, 2011	% of Net Sales
Net sales	$1,137.5	100.0%	$768.3	100.0%
Cost of goods sold	(481.9)	(42.4)%	(328.5)	(42.8)%
Gross margin	655.6	57.6%	439.8	57.2%
Other costs and expenses:
Buying, distribution and occupancy expenses	(205.8)	(18.1)%	(126.3)	(16.4)%
Selling, general and administrative expenses	(339.3)	(29.8)%	(212.9)	(27.7)%
Depreciation and amortization expense	(37.6)	(3.3)%	(24.1)	(3.1)%
Operating income	72.9	6.4%	76.5	10.0%
Interest expense	(4.8)	(0.4)%	(0.2)	—
Interest and other income, net	0.3	—	0.9	0.1%
Income from continuing operations before income taxes	68.4	6.0%	77.2	10.0%
Provision for income taxes from continuing operations	(22.2)	(1.9)%	(29.7)	(3.9)%
Income from continuing operations	46.2	4.1%	47.5	6.2%
Loss from discontinued operations, net of taxes	(3.1)	(0.3)%	—	—
Net income	$43.1	3.8%	$47.5	6.2%

Net income (loss) per common share - basic:
Continuing operations	$0.30		$0.31
Discontinued operations	$(0.02)		—
Total net income per basic common share	$0.28		$0.31

Net income (loss) per common share - diluted:
Continuing operations	$0.29		$0.30
Discontinued operations	$(0.02)		—
Total net income per diluted common share	$0.27		$0.30

Weighted average common shares outstanding:
Basic	155.0		153.9
Diluted	161.3		158.5

See accompanying notes.

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See accompanying notes.

Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	October 27, 2012	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$132.6	$164.3
Short-term investments	0.9	1.4
Inventories	604.0	533.4
Assets related to discontinued operations	181.1	133.6
Deferred tax assets	48.9	48.7
Prepaid expenses and other current assets	187.2	158.8
Total current assets	1,154.7	1,040.2
Non-current investments	3.4	3.2
Property and equipment, net	693.8	674.2
Goodwill	597.6	593.2
Other intangible assets, net	453.0	453.7
Other assets	41.8	42.6
TOTAL ASSETS	$2,944.3	$2,807.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$284.6	$252.8
Accrued expenses and other current liabilities	261.5	261.2
Deferred income	41.9	42.7
Liabilities related to discontinued operations	169.3	118.6
Income taxes payable	7.4	6.1
Current portion of long-term debt	3.9	4.2
Total current liabilities	768.6	685.6
Long-term debt	300.8	322.4
Lease-related liabilities	243.4	240.5
Deferred income taxes	75.3	60.6
Other non-current liabilities	150.6	157.1
Total liabilities	1,538.7	1,466.2
Equity	1,405.6	1,340.9
TOTAL LIABILITIES AND EQUITY	$2,944.3	$2,807.1

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	First Quarter Ended
	October 27, 2012	October 29, 2011
Net sales:
Justice	$358.3	$320.0
Lane Bryant	229.8	—
maurices	224.6	202.9
dressbarn	252.0	245.4
Catherines	72.8	—
Total net sales	$1,137.5	$768.3

	First Quarter Ended
	October 27, 2012	October 29, 2011
Operating income (loss):
Justice	$56.3	$47.8
Lane Bryant	(17.0)	—
maurices	29.6	23.7
dressbarn	9.0	5.0
Catherines	1.4	—
Subtotal	79.3	76.5
Less unallocated acquisition-related, integration and restructuring costs	(6.4)	—
Total operating income	$72.9	$76.5

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Basis of Presentation

Discontinued Operations

In connection with the Charming Acquisition, certain acquired businesses have been classified as a component of discontinued operations within the consolidated financial statements.

In particular, the Company announced, contemporaneously with the closing of the acquisition of Charming Shoppes, its intent to cease operating the acquired Fashion Bug business. The Fashion Bug business, consisting of approximately 600 retail stores, is expected to be closed down by early in calendar-year 2013 through an orderly liquidation of the related net assets.

In addition, the Company also announced, contemporaneously with the closing of the acquisition of Charming Shoppes, its intent to sell the acquired Figi’s business. The Figi’s business, which markets food and specialty gift products, is expected to be sold by the one-year anniversary date of the closing of the acquisition of Charming Shoppes.

Given the Company’s intent to exit both of those businesses, they have been appropriately classified as discontinued operations within the unaudited consolidated financial statements. As such, assets and liabilities relating to discontinued operations have been segregated and separately disclosed in the balance sheet as of the end of each period. In turn, operating results for those businesses have also been segregated and reported separately in the statement of operations for Fiscal 2013.

Buying, Distribution and Occupancy Costs Reclassification

Historically, the Company included buying, distribution and occupancy costs within cost of goods sold on the face of its statements of operations. However, in the fourth quarter of Fiscal 2012, in connection with conforming the financial presentation of Charming Shoppes, the Company decided to present each of the aggregate of buying, distribution and occupancy costs and gross margin separately on the face of its statements of operations. In addition, certain costs, such as store utility costs, were reclassified from selling, general and administrative expenses to buying, distribution and occupancy costs. Financial information for all prior periods has been reclassified in order to conform to the current period’s presentation. There have been no changes in historical operating income or historical net income for any period as a result of these changes.

Common Stock Split

On April 3, 2012, the Company issued a two-for-one common stock split, effected in the form of a 100% stock dividend. All common share and earnings per share data presented in the attached unaudited consolidated financial statements has been adjusted to reflect the stock split.

Other Reclassifications

Certain other immaterial reclassifications also have been made to the prior period’s financial information in order to conform to the current period’s presentation.

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Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2013 financial measures in this press release that exclude the effects of certain non-recurring purchase accounting costs and certain other acquisition-related, integration and restructuring costs relating to the Charming Acquisition. In addition, Fiscal 2012 also included certain non-recurring costs. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude such costs. All information below is presented for the Company’s continuing operations.

(in millions, except per share amounts)
	FY 2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$68.4	$22.2	$46.2	$0.29
Adjustments:
Non-recurring purchase accounting adjustment to increase inventory basis	19.9	7.4	12.5	0.08
Acquisition-related integration and restructuring costs	6.4	2.3	4.1	0.02
Executive contractual obligation costs	—	—	—	—
Adjusted basis – continuing operations	$94.7	$31.9	$62.8	$0.39

	FY 2012
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$77.2	$29.7	$47.5	$0.30
Adjustments:
Non-recurring purchase accounting adjustment to increase inventory basis	—	—	—	—
Acquisition-related integration and restructuring costs	1.4	0.6	0.8	0.01
Executive contractual obligation costs	5.4	2.0	3.4	0.02
Adjusted basis – continuing operations	$84.0	$32.3	$51.7	$0.33

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Gross margin:

(in millions)	FY2013	FY2012
	First Quarter
Reported basis	$655.6	$439.8
Adjustments:
Non-recurring purchase accounting adjustment to increase inventory basis	19.9	—
Adjusted basis	$675.5	$439.8

Operating income:

(in millions)	FY2013	FY2012
	First Quarter
Reported basis	$72.9	$76.5
Adjustments:
Non-recurring purchase accounting adjustment to increase inventory basis	19.9	—
Acquisition-related integration and restructuring costs	6.4	1.4
Executive contractual obligation costs	—	5.4
Adjusted basis	$99.2	$83.3

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